Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Pasithea Therapeutics Corp. on Form S-1 FILE NO. 333-255205 and 333-261573 of our report dated August 29, 2022, with respect to our audit of the financial statements of Alpha-5 Integrin LLC as of December 31, 2021 and for the year then ended appearing in the Form 8-K (Amendment No. 2) of Pasithea Therapeutics Corp.

/s/ Marcum LLP

Marcum llp

New Haven, CT

August 29, 2022